UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2003

MTI TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-23418 (Commission File Number)	95-3601802 (IRS Employer Identification No.)

14661 Franklin Avenue, Tustin, California (Address of principal executive offices)		92780 (Zip Code)

Registrant’s telephone number, including area code: (714) 481-7800

Item 4. – Changes in Registrant’s Certifying Accountant

(a)  Effective September 25, 2003, MTI Technology Corporation (the “Registrant”) dismissed KPMG LLP (“KPMG”) as its certifying accountants. The Registrant’s Audit Committee and Board of Directors have approved this action.

     The reports of KPMG on the Registrant’s financial statements for the past two fiscal years ended April 6, 2002 and April 5, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant’s two most recent fiscal years ended April 6, 2002 and April 5, 2003, and the subsequent interim period through September 25, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in connection with its reports on the financial statements for such years.

     A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

(b)  On September 30, 2003, the Registrant engaged Grant Thornton LLP (“Grant Thornton”) as its new independent accountant. The Registrant’s Audit Committee and Board of Directors have approved this action.

Item 7. — Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated October 1, 2003, regarding change in certifying accountant.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
October 1, 2003	By:	/s/ Todd Schaeffer

Todd Schaeffer Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated October 1, 2003, regarding change in certifying accountant.